Exhibit 5.3

[Letterhead of Jones & Smith Law Firm, LLC]

January 7, 2014

Aviv REIT, Inc.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File Number 333-192681, initially filed on December 6, 2013 (the “Registration Statement”) by Aviv REIT, Inc., a Maryland corporation (the “Parent”), Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), Aviv Healthcare Capital Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Partnership, the “Issuers”), and the direct and indirect subsidiaries of the Partnership listed on the “Table of Co-Registrants” in the Registration Statement (including those listed on Schedule I hereto) (the “Co-Registrants” and, together with the Parent, the “Guarantors”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (1) $1,000,000,000 maximum aggregate amount of: (i) shares of the Parent’s common stock, $0.01 par value per share (the “Common Stock”); (ii) shares of the Parent’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (iii) debt securities of the Issuers which may be senior debt securities (the “Senior Debt Securities”) and/or subordinated debt securities (the “Subordinated Debt Securities”); (iv) guarantees of the Senior Debt Securities (“Senior Guarantees”); (v) guarantees of the Subordinated Debt Securities (“Subordinated Guarantees”); (vi) warrants to purchase shares of Common Stock or shares of Preferred Stock; (vii) rights to purchase shares of Common Stock or shares of Preferred Stock; and (viii) units representing an interest in two or more other securities, which may or may not be separable from one another; and (2) 5,450,576 shares of Common Stock to be sold by the selling stockholders named in the Registration Statement or one or more supplements to the prospectus which forms a part of the Registration Statement.

Unless otherwise specified in the applicable prospectus supplement: (1) the Senior Debt Securities and the Senior Guarantees will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into among the Issuers, the Guarantors and a trustee; and (2) the Subordinated Debt Securities and the Subordinated Guarantees will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into among the Issuers, the Guarantors and a trustee, in each case substantially in the form that will be filed as an exhibit to the Registration Statement.

Aviv REIT, Inc.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

January 7, 2014

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined a copy of the Registration Statement, and the exhibits thereto, initially filed on December 6, 2013, the organizational documents of the New Mexico Guarantors (as hereafter defined in this letter), the resolutions relating to the Registration Statement adopted by the sole member of each New Mexico Guarantor (the “Resolutions”), which resolutions are set forth in the Written Consent of the Sole Member of Aviv Financing I, L.L.C, a Delaware limited liability company, dated December 6, 2013, and the Written Consent of the Sole Member of Aviv Financing IV, L.L.C., a Delaware limited liability company, dated December 6, 2013 (collectively, the “Written Consents of the Sole Members”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the New Mexico Guarantors and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination, and the accuracy and completeness of all public records reviewed. We also have assumed that the Registration Statement has been signed by an Authorized Officer (as defined in the Written Consents of the Sole Members) on behalf of each of the New Mexico Guarantors; that the Senior Indenture (including the Senior Guarantees set forth therein) and the Subordinated Indenture (including the Subordinated Guarantees set forth therein) will be consistent in form and substance with the terms of the related Senior Debt Securities and Senior Guarantees or Subordinated Debt Securities and Subordinated Guarantees, as applicable, and the offering thereof and will be approved by the Special Committee; and that said Senior Indenture and Subordinated Indenture, as applicable, will be executed in a form acceptable to the Authorized Officers (as defined in the Written Consents of the Sole Members) and will be executed by an Authorized Officer on behalf of each of the New Mexico Guarantors.

As to facts relevant to this letter and the opinions expressed in this letter, we have relied on, without independent investigation or verification, and assumed the accuracy and completeness of, the Registration Statement, organizational documents of the New Mexico Guarantors (as hereafter defined in this letter), the Resolutions, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the New Mexico Guarantors. Other than the documents specifically identified in this letter, we have not examined the internal files of each of the Guarantors, and we have made no special inquiry of each of the Guarantors other than obtaining a Guarantor’s Certificate, dated on or before the date of this letter, from each of the “New Mexico Guarantors” (as hereafter defined in this letter). Except as specifically identified in this letter, we have not been retained or engaged to perform, and we have not performed, any independent review or investigation of: (a) any agreement or instrument to which any of the Guarantors may be a party or by which any of the Guarantors or any property owned by any of the Guarantors may be bound, (b) any order of any governmental or public body or authority to which any of the Guarantors may be subject, or (c) any warranties and representations made by each Guarantor in the Registration Statement or in any related documents.

Aviv REIT, Inc.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

January 7, 2014

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	Each Guarantor listed on Schedule I hereto under the caption “New Mexico Guarantors” (each hereafter referred to individually as a “New Mexico Guarantor” and collectively as the “New Mexico Guarantors”) is a limited liability company validly existing and in good standing under the laws of the State of New Mexico.

2.	Each New Mexico Guarantor has the power and authority as a limited liability company to execute and file the Registration Statement.

3.	The Registration Statement, the Senior Indenture (including the Senior Guarantees set forth therein) and the Subordinated Indenture (including the Subordinated Guarantees set forth therein) have been duly authorized by each of the New Mexico Guarantors.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; provided that we make no such assumption insofar as any of the foregoing matters relate to each New Mexico Guarantor’s existence, standing, and power and authority to execute the Registration Statement, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto, and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that we make no assumption with respect to each New Mexico Guarantor’s power and authority to execute the Registration Statement.

The foregoing opinions are limited to matters arising under the Limited Liability Company Act, Chapter 53, Article 19, NMSA 1978, as amended, of the state of New Mexico and other applicable laws of the state of New Mexico, currently in effect, and we express no opinion as to any other federal, state, or local rules, regulations, or laws, without limitation.

We express no opinion with respect to any matter whatsoever relating to the enforceability of any Instrument including, without limitation, title to any property, liens, security interests, value of collateral, adequacy of consideration, mutual mistake of fact, fraud, duress, undue influence, usage of trade or course of prior dealing, jurisdiction, venue, choice of law, the financial status of each New Mexico Guarantor, the ability of each New Mexico Guarantor to meet its obligations under any Instrument, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to judicial discretion and general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing, unconscionability, breach of the peace, public policy, and the possible unavailability of specific performance or injunctive relief.

Aviv REIT, Inc.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

January 7, 2014

We assume no obligation to supplement the opinions set forth in this letter if any applicable laws change after the date of this opinion, or if we become aware of any facts that might change the opinions expressed above after the date of the opinions set forth in this letter.

The opinions set forth in this letter are provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed in this letter. Our opinions set forth in this letter are limited to the matters expressly stated in this letter, and no other opinions may be implied or inferred.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

JONES & SMITH LAW FIRM, LLC

By	/s/ Donald L. Jones
Donald L. Jones

SCHEDULE I

New Mexico Guarantors

Alamogordo Aviv, L.L.C., a New Mexico limited liability company

Clayton Associates, L.L.C., a New Mexico limited liability company

N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company

N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company

N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company

N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company

Raton Property Limited Company, a New Mexico limited liability company